EXHIBIT 10.2

NEITHER THIS CONVERTIBLE NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION (TOGETHER, THE “SECURITIES LAWS”) AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ENCUMBERED IN THE ABSENCE OF COMPLIANCE WITH SUCH SECURITIES LAWS AND UNTIL THE ISSUER THEREOF SHALL HAVE RECEIVED AN OPINION FROM COUNSEL ACCEPTABLE TO IT THAT THE PROPOSED DISPOSITION WILL NOT VIOLATE ANY APPLICABLE SECURITIES LAWS.

AMENDED SECURED CONVERTIBLE PROMISSORY NOTE

$600,000	September 30, 2005

FOR VALUE RECEIVED, Wits Basin Precious Minerals Inc., a corporation organized and existing under the laws of the State of Minnesota (the “Company”), hereby unconditionally promises to pay to Pacific Dawn Capital, LLC, a California limited liability company, or its successors and assigns (the “Holder”) on or before April 1, 2006 (the “Maturity Date”), the principal sum of Six Hundred Thousand Dollars ($600,000.00), or such lesser amount actually advanced to the Company by Holder pursuant to the Loan Agreement (as hereinafter defined) (the “Principal”), together with accrued and unpaid interest thereon at the rate of twelve percent (12%) per annum, calculated on the basis of actual days elapsed in a year of 365 days. From and after the earlier of the Maturity Date or an Event of Default (both as defined below), interest on any Principal and interest outstanding shall accrue at the rate of eighteen percent (18%) per annum.

This Note is issued pursuant to the terms of that certain Amended and Restated Loan and Security Agreement dated as of November 1, 2005 by and between the Company and Holder (the “Loan Agreement”), and amends and restates the terms of that certain Secured Convertible Promissory Note of the Company in favor of the Holder dated September 30, 2005, which has been delivered by Holder to the Company on the date hereof and canceled by the Company.

ARTICLE 1
PAYMENTS

1.1  Manner of Payment. All payments of Principal and interest on this Note, whether in cash or by the issuance of Common Stock (as set forth in Section 1.2), shall be made at such place as the Holder shall designate to the Company in writing. If any payment of Principal or interest on this Note is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, with such extension of time taken into account in calculating the amount of interest payable under this Note. “Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of Minnesota.

1.2  Prepayment. The Company shall have the option, in its sole discretion, on the last Business Day of each calendar month from the date hereof to the Maturity Date, to prepay any accrual of interest on the outstanding balance of this Note during such month (the “Monthly Accrual”), such payment to be made, at the option of the Company in its sole discretion, by:

(a)  payment to the Holder in cash or other immediately available funds in the amount of the Monthly Accrual; or

(b)  the issuance to Holder of 50,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”).

If the Company elects to make a payment of a Monthly Accrual pursuant to this Section 1.2, the amount of such Monthly Accrual shall be, on the date of such payment, subtracted from the outstanding balance of this Note. In the event the Company elects to make a payment of a Monthly Accrual pursuant to this Section 1.2, it shall use its best efforts to provide Holder written notice of its intent to do so at least five (5) days prior to the date of such payment; provided that, the Company’s failure to provide such notice shall not prevent it from making such payment.

Notwithstanding the foregoing, this Note may be prepaid in cash or other immediately available funds, in whole or in part by the Company at any time and from time to time, without premium or penalty, except as set forth in Section 4.4 of the Loan Agreement. At Holder’s option, any payments on this Note shall be applied first to pay Holder for all costs of collection of any kind, including reasonable attorneys’ fees and expenses, next to the payment of interest accrued through the date of payment, and thereafter to the payment of Principal.

ARTICLE 2
CONVERSION

2.1  Conversion. At any time while any portion of the Principal or accrued and unpaid interest under this Note is outstanding, the Holder shall have the right, at the Holder’s option, to convert all or any portion of the unpaid Principal and accrued interest under this Note (the “Conversion Amount”) into the number of shares of Common Stock computed by dividing the Conversion Amount by a conversion price of $0.20 per share (the “Conversion Price”).

2.2  Mechanics and Effect of Conversion.  Subject to the terms hereof, this Note may be converted by the Holder in whole or in part at any time from time to time after the date hereof, by delivering to the Company at its principal office a Notice of Conversion (by facsimile or other reasonable means of communication) on the Conversion Date prior to 6:00 p.m. local time in Minneapolis, Minnesota.

Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid Principal amount of this Note is so converted after the Maturity Date. The Holder and the Company shall maintain records showing the Principal and accrued and unpaid interest under the Note so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid Principal and any unpaid and accrued interest of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

Upon receipt of any Notice of Conversion, the Company shall, within five (5) Business days, issue and deliver to such Holder at the address designated by such Holder a certificate or certificates for the number of shares of Common Stock the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company). The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Date. Upon conversion of all or a portion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the Principal and accrued interest being converted, including without limitation the obligation to pay such portion of the Principal and accrued interest.

2.3  No Fractional Shares. No fractional shares shall be issued upon the conversion of this Note. In lieu of any fractional share of Common Stock to which Holder would otherwise be entitled, an amount in cash equal to such fraction multiplied by the Fair Market Value of a share of Common Stock, such Fair Market Value to be determined as follows (as applicable): (a) if the Common Stock is traded on an exchange or is quoted on The Nasdaq National Market, Nasdaq SmallCap Market or the OTC Bulletin Board, then the average closing or last sale prices, respectively, reported for the date of conversion; (b) if the Common Stock is traded in the over-the-counter market, then the average of the closing bid and asked prices reported on the date of conversion; (c) if the Common Stock is not publicly traded and there has been a bona fide sale for cash on an arm’s-length basis within 45 days prior to the conversion date of such Common Stock by the Company privately to one or more investors unaffiliated with the Company (a “Qualifying Sale”), then such most recent sales price; or (d) if the Common Stock is not publicly traded and there has been no Qualifying Sale, then fair market value of such stock will be determined by the Company’s board of directors, acting in good faith utilizing customary business valuation criteria and methodologies (without discount for lack of marketability or minority interest).

ARTICLE 3
CONVERSION PRICE ADJUSTMENTS

3.1  Adjustment for Stock Splits or Combinations. In the event of: (i) the payment of dividends on any of Company’s capital stock payable in Common Stock or securities convertible into or exercisable for Common Stock; (ii) the subdivision of the Company’s outstanding shares of Common Stock into a greater number of shares; or (iii) the combination of the Company’s outstanding shares of Common Stock, by reclassification or otherwise; then the Conversion Price shall be adjusted proportionately to reflect the reduction or increase in the value of each share of Common Stock.

3.2  Notice of Adjustment. Upon any adjustment of the Conversion Price, the Company shall give written notice thereof within 30 days, by first-class mail, postage prepaid, addressed to Holder as shown on the Company’s books, which notice shall state the adjusted Conversion Price and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

3.3  Effect of Reorganization, Reclassification, Merger, Etc. If at any time the Company: (i) reorganizes its capital stock (other than by the issuance of shares of Common Stock in subdivision of outstanding shares of Common Stock, and other than by a share combination, as provided for in Section 3.1), (ii) consolidates or merges with another corporation, or sells, conveys, leases or otherwise transfers all or substantially all of its property to any other corporation, which transaction is effected in a manner such that the holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, or (iii) pays a dividend or makes any other distribution upon any class of its capital stock, which dividend or distribution is payable in Company securities or other Company property (other than cash); then, as a part of such transaction, lawful provision shall be made so that Holder shall have the right thereafter to receive, upon conversion of this Note, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such transaction, or of the corporation to which the Company property has been sold, conveyed, leased or otherwise transferred, as the case may be, which Holder would have been entitled to receive upon transaction if this Note had been converted immediately prior thereto. In any such case, appropriate adjustments (as determined by the Company’s board of directors) shall be made in the application of the provisions set forth in this Note (including an adjustment to the Conversion Price) so that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of this Note as if the Note had been converted immediately prior to such transaction and Holder had carried out the terms of the exchange as provided for by such transaction. The Company shall not effect any such capital reorganization, consolidation, merger or transfer unless, upon or prior to the consummation thereof, the successor corporation(s) to which Company property has been sold, conveyed, leased or otherwise transferred shall assume by written instrument the obligation to deliver to Holder such shares of stock, securities, cash or property which Holder is entitled to receive under the foregoing provisions of this Section 3.3.

ARTICLE 4
DEFAULT

4.1  Default. The occurrence of any of the following events shall constitute a “Default” under this Note:

(a)  The Company’s failure to remit to Holder the Principal or interest hereof as the same becomes due hereunder;

(b)  The Company’s assignment for the benefit of creditors, or filing of a petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors;

(c)  The Company’s application for, or voluntary permission of, the appointment of a receiver of trustee for any or all Company property;

(d)  any action or proceeding described in the foregoing paragraphs (b) and (c) is commenced against the Company and such action or proceeding is not vacated within 60 days of its commencement; or

(e)  The Company’s dissolution or liquidation.

4.2  Remedies Upon Default. Upon any Default:

(a)  Holder may without further notice declare the entire remaining Principal sum of this Note, together with all interest accrued thereon, immediately due and payable; and Holder’s failure to declare the entire remaining Principal sum of this Note, together with all interest accrued thereon, immediately due and payable shall not constitute a waiver by Holder of its right to so declare at any other time;

(b)  Holder may employ an attorney to enforce its rights and remedies hereunder and Company hereby agrees to pay Holder’s reasonable attorneys’ fees and other reasonable expenses incurred by Holder in exercising any of Holder’s rights and remedies upon Default; and/or Holder’s rights and remedies provided hereunder shall be cumulative and may be pursued singly, successively or together in Holder’s sole discretion; and Holder’s failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

ARTICLE 5
OTHER AGREEMENTS

5.1  Security. The full and timely payment of this Note shall be secured by a security interest in certain assets of the Company and that certain Guaranty of Stephen D. King dated as of September 30, 2005 in favor of the Holder, as the same may be amended.

5.2  Call Option. At any time the average over twenty (20) consecutive trading days of the daily average of the high and low Fair Market Value of the Common Stock is at or above $0.50 per share and the shares of Common Stock issuable upon conversion of this Note have been registered for resale pursuant to an effective registration with the Securities and Exchange Commission, the Company shall have the option to prepay the Note by requiring the Holder to convert the outstanding Principal and all accrued and unpaid interest under this Note at the Conversion Price then in effect. In the event the Company exercises its option under this Section 5.2, it shall provide the Holder written notice of its intent to call (the “Call Notice”), identifying the date of conversion and the number of shares of Common Stock into which the Note shall be convertible. The Company shall deliver to Holder certificates representing the number of shares of Common Stock identified in the Call Notice within five (5) Business Days of the date of conversion specified in the Call Notice.

ARTICLE 6
MISCELLANEOUS

6.1  Transferability. Without the prior written consent of the Company, Holder is prohibited from transferring its right, title and interest in this Note.

6.2  Waiver. The Company hereby waives presentment, demand, protest and notice of dishonor and protest. No waiver of any right or remedy of the Holder under this Note shall be valid unless in a writing executed by the Holder and any such waiver shall be effective only in the specific instance and for the specific purpose given. All rights and remedies of the Holder of this Note shall be cumulative and may be exercised singly, concurrently or successively

6.3  Notices. Any notice required or permitted to be given hereunder shall be given by the Company to the Holder or the Holder to the Company in accordance with the Loan Agreement.

6.4  Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.5  Governing Law. This Note will be governed by the laws of the State of California without regard to conflicts of laws principles.

6.6  Parties in Interes. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

6.7  Section Headings, Construction. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words “hereof” and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first stated above.

WITS BASIN PRECIOUS MINERALS INC.

By: /s/ Mark D. Dacko
Name: Mark D. Dacko
Title: CFO